UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

VIRGINIA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 S. Main Street, Culpeper, Virginia 22701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (540) 829-1633

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into A Material Definitive Agreement

On April 25, 2005, Virginia Financial Group, Inc. (the “Company”) entered into a consulting agreement (the “Agreement”) with William Daniel Stegall, former President and Chief Executive Officer of Planters Bank and Trust Company of Va., an affiliate of the Company. The Agreement has a term through December 31, 2005, and calls for Mr. Stegall to receive a monthly consultant fee of $2,500. The Agreement also provides that that Mr. Stegall’s service pursuant to the terms of this Agreement shall be considered a continuation of service with the Company and its affiliates for purposes of determining Mr. Stegall’s right to vest in 1,100 shares of unvested restricted stock previously awarded to him as an employee of the Bank, and that all of Mr. Stegall’s 1,180 unvested non-qualified stock options to purchase the Company’s common stock previously awarded to him as an employee of the Bank are vested as of March 31, 2005.

The terms of the Agreement include a description of services to be provided, as well as events that may trigger a termination event. The relationship is defined as one of an independent contractor status, and no employee benefits are included other than those previously provided for under Mr. Stegall’s previous employment agreement.

Item 9.01 – Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Consulting agreement between Virginia Financial Group, Inc. and William Daniel Stegall.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA FINANCIAL GROUP, INC.

By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President
and Chief Financial Officer

April 26, 2005

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EXHIBIT INDEX

Exhibit
10.1	Consulting Agreement between Virginia Financial Group, Inc. and William Daniel Stegall.

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